RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

January ___27____, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Re: Altimo Group Corp.

SEC File No. 333-188401

On November 14, 2013 my appointment as auditor for Altimo Group Corp. ceased. I have read Altimo Group Corp.’s statements included under Item 4.01 of its Form 8-K/A dated November___14______, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant